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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2004 (except for Note 9, as to which the date is January 4, 2005), in Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-114299) and related Prospectus of Favrille, Inc.

                      Ernst & Young LLP

San Diego, California

        The foregoing consent is in the form that will be signed upon the filing of the certificate of amendment to the Company's amended and restated certificate of incorporation, as amended, with the Secretary of State of the State of Delaware effecting the 1-for-5.1875 reverse stock split of the Company's capital stock prior to the consummation of the offering, which is described in Note 9 to the financial statements.

                      /s/ Ernst & Young LLP

San Diego, California
January 4, 2005

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Consent of Independent Registered Public Accounting Firm